April 28, 2021 Supplemental information First Quarter Earnings Call

Encompass Health 2 The information contained in this presentation includes certain estimates, projections and other forward-looking information that reflect Encompass Health’s current outlook, views and plans with respect to future events, including the ongoing strategic review and its impact on the business model, outlook and guidance, the COVID-19 pandemic and its effects, legislative and regulatory developments, strategy, capital expenditures, acquisition and other development activities, cyber security, dividend strategies, repurchases of securities, effective tax rates, financial performance, financial assumptions, business model, balance sheet and cash flow plans, market share, development of new information tools and models, and shareholder value-enhancing transactions. These estimates, projections and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. Encompass Health undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the earnings release attached as Exhibit 99.1 to the Company’s Form 8-K dated April 27, 2021 (the “Q1 Earnings Release Form 8-K”), the Form 10-K for the year ended December 31, 2020, the Form 10-Q for the quarter ended March 31, 2021, when filed, and in other documents Encompass Health previously filed with the SEC, many of which are beyond Encompass Health’s control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note regarding presentation of non-GAAP financial measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, leverage ratios, adjusted earnings per share, and adjusted free cash flow. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. The Q1 Earnings Release Form 8-K, to which the following presentation is attached as Exhibit 99.2, provides further explanation and disclosure regarding Encompass Health’s use of non-GAAP financial measures and should be read in conjunction with this supplemental information. Forward-looking statements

Encompass Health 3 Key takeaways....................................................................................................... 4 Q1 2021 summary.................................................................................................... 5-6 Inpatient rehabilitation segment.................................................................................. 7-9 Home health & hospice segment.................................................................................. 10-12 Consolidated Adjusted EBITDA..................................................................................... 13 Earnings per share................................................................................................... 14-15 Adjusted free cash flow............................................................................................ 16 Guidance and considerations for 2021........................................................................... 17-18 Adjusted free cash flow assumptions............................................................................. 19 Uses of free cash flow.............................................................................................. 20 Appendix Map of locations..................................................................................................... 22 2020-2025 Growth targets.......................................................................................... 23 Expansion activity................................................................................................... 24 Clinical collaboration............................................................................................... 25 Personal protective equipment - utilization, cost and inventory............................................ 26 Pre-payment claims denials - inpatient rehabilitation segment............................................. 27 Debt maturity profile and schedule............................................................................... 28-29 New-store/same-store growth..................................................................................... 30-32 Payment sources (percent of revenues).......................................................................... 33 Inpatient rehabilitation operational metrics................................................................... 34 Home health & hospice operational metrics.................................................................... 35 Share information................................................................................................... 36 Segment operating results......................................................................................... 37-38 Reconciliations to GAAP............................................................................................ 39-45 End notes............................................................................................................. 46-47 Table of contents

Key takeaways

Encouraging start to 2021

- First quarter performance characterized by promising volume trends that are contributing to solid revenue and Adjusted EBITDA growth
- Continued growth in Medicare Advantage discharges for our IRFs
  - ✓ Same-store Medicare Advantage discharges increased 34% year over year
- Strong start to the United Healthcare national contract in home health
  - ✓ Non-episodic admissions increased 3% year over year
- Effective productivity management
  - ✓ Employees per occupied bed of 3.31 in Q1 2021 v. 3.38 in Q1 2020
  - ✓ Home health cost per visit decreased $4 per visit, or 5.0%.
  - ✓ Visits per episode decreased from 16.3 in Q1 2020 to 15.8 in Q1 2021.

Attractive business development pipelines in both segments

Inpatient Rehabilitation Hospitals Opened or Under Development		
2021	2022	2023
8	12	3

- Announced definitive agreement to acquire assets from Frontier Home Health and Hospice
  - ✓ 9 home health and 11 hospice locations across five states (Alaska, Colorado, Montana, Washington and Wyoming)
  - ✓ $95 million cash purchase price
  - ✓ Income tax benefit with an estimated present value of ~$10 million
  - ✓ Expected to close in the second quarter of 2021

Increased full-year 2021 guidance to reflect Q1 performance and extension of suspension of sequestration

- Adjusted EBITDA range of $1,000 million to $1,030 million

Steady progress on the strategic alternatives review for our home health and hospice segment

- Anticipate providing an update on the status of this process with our Q2 earnings report at the end of July

Encompass Health 4

Encompass Health 5 Q1 2021 summary Q1 ($millions) 2021 2020 Growth Encompass Health Consolidated Net operating revenues $ 1,230.4 $ 1,182.0 4.1 % Adjusted EBITDA $ 250.8 $ 228.0 10.0 % Adjusted EPS $ 1.05 $ 0.87 20.7 % Adjusted free cash flow $ 107.4 $ 74.6 44.0 % Inpatient Rehabilitation Segment Net operating revenues $ 959.9 $ 909.2 5.6 % Adjusted EBITDA $ 234.9 $ 215.5 9.0 % Home Health and Hospice Segment Net operating revenues $ 270.5 $ 272.8 (0.8) % Adjusted EBITDA $ 50.8 $ 41.0 23.9 % Reconciliations to GAAP provided on pages 39-45

Q1 2021 summary (continued)

Expansion activity (see page 24)

- Opened a new 40-bed inpatient rehabilitation hospital in San Angelo, TX in joint venture with Shannon Health
- Announced plans to build six inpatient rehabilitation hospitals in:
  - ✓ Moline, IL - 40 beds (in joint venture with Unity Point Health)
  - ✓ Bowie, MD - 60 beds
  - ✓ Owasso, OK - 40 beds (in joint venture with St. John Medical Center)
  - ✓ Kissimmee, FL - 50 beds
  - ✓ Prosper, TX - 40 beds
  - ✓ Fort Mill, SC - 39 beds
- Added 15 beds to existing hospitals

Balance sheet - See debt schedule and maturity profile on pages 28-29.

- Approximately $962 million available under $1 billion revolving credit facility and $224 million of cash on hand at quarter end
- Net leverage ratio of 3.5x at quarter end
- Issued notice for redemption of $100 million of 5.125% Senior Notes due 2023 in March 2021[(1)]
  - ✓ Redemption completed in April 2021 at 100% of par using cash on hand and drawings under revolving credit facility

Shareholder and other distributions

- Paid quarterly cash dividend of $0.28 per share in January 2021
- Declared a $0.28 per share quarterly cash dividend in February 2021 (paid in April 2021)

Encompass Health
Refer to pages 46-47 for end notes.
6

Inpatient rehabilitation segment

Revenue growth of 5.6%

- Inpatient revenue growth resulted from favorable pricing partially offset by lower volumes.
  - New-store discharge growth of 1.0% resulted from a joint venture in Coralville, IA (June 2020) and wholly owned hospitals in Murrieta, CA (February 2020), Sioux Falls, SD (June 2020) and Toledo, OH (November 2020).
  - Discharge growth was impacted by COVID-related:
    - ✓ limitations on elective procedures - treated approximately 1,600 fewer orthopedic and lower extremity joint replacement patients in Q1 2021 than in Q1 2020
    - ✓ capacity and staffing constraints - up to 30 hospitals with constraints in January 2021; ended quarter with seven hospitals with constraints
  - Growth in net patient revenue per discharge primarily resulted from a higher acuity patient mix, an increase in reimbursement rates and the suspension of sequestration.
- Revenue reserves related to bad debt as a percent of revenue increased to 1.7% primarily due to aging-based reserves.

Adjusted EBITDA increased 9.0%.

- Adjusted EBITDA growth primarily resulted from revenue growth.
  - Includes $3.5 million benefit from the year-over-year change in the mark-to-market adjustment on the Company's non-qualified 401(k) liability (offset in general and administrative expenses for the consolidated company - see page 13).
- Supply costs continue to be impacted by the increased use and cost of medical supplies due to COVID-19.
- Includes $3.5 million of pre-opening and new store ramp up costs in Q1 2021 ($2.5 million in Q1 2020)

Encompass Health 7

Encompass Health 8 Inpatient rehabilitation segment - revenue Q1 Q1 Favorable/ ($millions) 2021 2020 (Unfavorable) Net operating revenues: Inpatient $ 942.3 $ 890.0 5.9% Outpatient and other 17.6 19.2 (8.3%) Total segment revenue $ 959.9 $ 909.2 5.6% (Actual Amounts) Discharges 47,187 47,750 (1.2%) Same-store discharge growth (2.2%) Net patient revenue per discharge $ 19,969 $ 18,639 7.1% Revenue reserves related to bad debt as a percent of revenue 1.7% 1.2% 50 basis points

Encompass Health 9 Inpatient rehabilitation segment - Adjusted EBITDA Q1 % of Revenue Q1 % of Revenue($millions) 2021 2020 Net operating revenues $ 959.9 $ 909.2 Operating expenses: Salaries and benefits (501.9) 52.3% (482.3) 53.0 % Other operating expenses(a) (140.0) 14.6% (134.7) 14.8 % Supplies (45.2) 4.7% (39.6) 4.4 % Occupancy costs (15.1) 1.6% (15.3) 1.7 % Hospital operating expenses (200.3) 20.9% (189.6) 20.9 % Other income (expense)(b) 1.5 (1.6) Equity in nonconsolidated affiliates 0.8 0.6 Noncontrolling interests (25.1) (20.8) Segment Adjusted EBITDA $ 234.9 $ 215.5 Percent change 9.0 % In arriving at Adjusted EBITDA, the following were excluded: (a) Loss on disposal of assets $ — $ 0.1 (b) Change in fair market value of equity securities $ 0.1 $ 2.5 Other income for Q1 2021 includes the $3.5 million year-over-year change in the mark-to-market adjustment on the Company’s non- qualified 401(k) liability (offset in general and admnistrative expenses for the consollidated company - see page 13). Reconciliations to GAAP provided on pages 39-45

Home health and hospice segment

Revenue decreased 0.8%.

- Total starts of care were up 0.6% due to increases in recertifications and non-episodic admissions.
  - Non-episodic admissions increased 3% year over year primarily due to the new national contract with United Healthcare.
- Total home health admissions declined as a result of episodic admissions decreasing:
  - 22% from patients residing in senior living facilities;
  - 35% from patients discharging from skilled nursing facilities; and
  - 18% from patients receiving elective procedures in acute care hospitals.
    - ✓ The combined impact of these declines represented a loss of ~3,700 admissions, or an 880 basis points negative impact on the episodic growth rate for Q1 2021.
  - During Q1 2021, we averaged 250 employees per day on COVID-related quarantine, which further impacted our ability to accept referrals.
- The increase in revenue per episode resulted from an increase in reimbursement rates and the suspension of sequestration partially offset by the impact of the timing of completed episodes.
  - Revenue per episode in Q1 2020 benefited from the reversal of a $1.6 million reserve for a Zone Program Integrity Contractor audit.
- Hospice same-store admissions growth of 11.4% yielded a 5.4% increase in hospice revenue.
  - Hospice revenue growth was impacted by a decrease in length of stay resulting from a change in patient mix.

Adjusted EBITDA increased 23.9%.

- Costs of services decreased as a percent of revenue primarily due to lower cost per visit supported by the clinician compensation model changes implemented in May 2020, as well as effective management of overall productivity of full-time staff.
  - Home health cost per visit improved $4 per visit, or 5.0%, during Q1 2021 compared to Q1 2020.
  - Visits per episode decreased from 16.3 in Q1 2020 to 15.8 in Q1 2021.

Encompass Health 10

Encompass Health 11 Home health and hospice segment - revenue Q1 Q1 Favorable/ ($millions) 2021 2020 (Unfavorable) Net operating revenues: Home health revenue $ 219.9 $ 224.8 (2.2) % Hospice revenue 50.6 48.0 5.4 % Total segment revenue $ 270.5 $ 272.8 (0.8) % Home Health Metrics (Actual Amounts) Episodic admissions 40,215 42,476 (5.3) % Same-store episodic admissions growth (5.4) % Episodes 66,435 68,652 (3.2) % Same-store episode growth (3.4) % Revenue per episode $ 2,923 $ 2,909 0.5 % Q1 Q1 Favorable/ ($millions) 2021 2020 (Unfavorable) Net operating revenues: Home health revenue $ 219.9 $ 224.8 (2.2) % Hospice revenue 50.6 48.0 5.4 % Total segment revenue $ 270.5 $ 272.8 (0.8) % Home Health Starts of care: Episodic admissions 40,215 42,476 (5.3) % Same-store episodic admissions growth (5.4) % Episodic recertifications 28,083 26,553 5.8 % Total episodic starts of care 68,298 69,029 (1.1) % Total admissions 50,799 52,754 (3.7) % Same-store total admissions growth (3.8) % Total recertifications 31,902 29,463 8.3 % Total starts of care 82,701 82,217 0.6 % Revenue per episode $ 2,923 $ 2,909 0.5 % Hospice Admissions: Same store 3,325 2,986 11.4 % New store 5 — 0.1 % Total admissions 3,330 2,986 11.5%

Encompass Health 12 Q1 % of Revenue Q1 % of Revenue($millions) 2021 2020 Net operating revenues $ 270.5 $ 272.8 Cost of services (118.1) 43.7% (130.9) 48.0 % Support and overhead costs (101.4) 37.5% (100.2) 36.7 % Operating expenses(a)(b) (219.5) 81.1% (231.1) 84.7 % Equity in net income of nonconsolidated affiliates 0.2 0.2 Noncontrolling interests(c) (0.4) (0.9) Segment Adjusted EBITDA $ 50.8 $ 41.0 Percent change 23.9 % In arriving at Adjusted EBITDA, the following were excluded: (a) Gain on disposal of assets $ (0.1) $ — (b) Payroll taxes on SARs exercise $ — $ 1.5 (c) Gain on consolidation of former equity method location(2) $ — $ (2.2) Home health and hospice segment - Adjusted EBITDA Reconciliations to GAAP provided on pages 39-45 Refer to pages 46-47 for end notes.

Encompass Health 13 Consolidated Adjusted EBITDA ($millions) Q1 2021 % of Consolidated Revenue Q1 2020 % of Consolidated Revenue Inpatient rehabilitation segment Adjusted EBITDA $ 234.9 $ 215.5 Home health and hospice segment Adjusted EBITDA 50.8 41.0 General and administrative expenses* (34.9) 2.8% (28.5) 2.4% Consolidated Adjusted EBITDA $ 250.8 $ 228.0 Percentage change 10.0% * General and administrative expenses in the above table exclude stock compensation of $2.8 million and $7.1 million for the first quarter of 2021 and 2020, respectively, as well as $0.9 million in costs associated with the strategic alternatives review of our home health and hospice segment for the first quarter of 2021. Reconciliations to GAAP provided on pages 39-45 Consolidated Adjusted EBITDA for the quarter of $250.8 million u General and administrative expenses increased as a percent of consolidated revenue due to the $3.5 million year-over-year change in the mark-to-market adjustment on the Company’s non-qualified 401(k) liability (offset in other income within the inpatient rehabilitation segment) and higher costs associated with incentive compensation.

Encompass Health 14 Earnings per share - as reported Q1 (In Millions, Except Per Share Data) 2021 2020 Adjusted EBITDA 250.8 228.0 Depreciation and amortization (62.5) (58.8) Interest expense and amortization of debt discounts and fees (42.8) (43.2) Stock-based compensation expense (2.8) (7.1) Gain (loss) on disposal of assets 0.1 (0.1) 142.8 118.8 Certain items non-indicative of ongoing operating performance: Costs associated with the strategic alternatives review (0.9) — Gain on consolidation of former equity method location(2) — 2.2 Change in fair market value of equity securities (0.1) (2.5) Government, class action, and related settlements(3) — (2.8) Payroll taxes on SARs exercise(4) — (1.5) Pre-tax income 141.8 114.2 Income tax expense (34.5) (27.1) Income from continuing operations* $ 107.3 $ 87.1 Diluted shares (see page 36) 100.2 99.6 Diluted earnings per share* $ 1.07 $ 0.87 u The increase in EPS in the first quarter of 2021 primarily resulted from increased Adjusted EBITDA and decreased stock-based compensation due to the reduction in long-term incentive compensation recorded in Q1 2021. * Earnings per share are determined using income from continuing operations attributable to Encompass Health. Refer to pages 46-47 for end notes.

Encompass Health 15 Adjusted earnings per share(5) * Adjusted EPS may not sum due to rounding. See complete calculations of adjusted earnings per share on pages 44-45. Refer to pages 46-47 for end notes. Adjusted earnings per share removes from the GAAP earnings per share calculation the impact of items the Company believes are non-indicative of its ongoing operating performance. Q1 2021 2020 Earnings per share, as reported $ 1.07 $ 0.87 Adjustments, net of tax: Government, class action, and related settlements(3) — 0.02 Costs associated with the strategic alternatives review 0.01 — Income tax adjustments (0.03) (0.04) Change in fair market value of equity securities — 0.02 Gain on consolidation of former equity method location(2) — (0.02) Payroll taxes on SARs exercise — 0.01 Adjusted earnings per share* $ 1.05 $ 0.87

Encompass Health 16 $74.6 $22.8 ($7.1) $1.0 $1.6 $14.5 $107.4 Adjusted Free Cash Flow 3 Mos. 2020 Adjusted EBITDA Working capital and other Cash interest payments Cash tax payments, net of refunds Maintenance capital expenditures Adjusted Free Cash Flow 3 Mos. 2021 2021 Adjusted free cash flow(6) Reconciliations to GAAP provided on pages 39-45 Refer to pages 46-47 for end notes. u Adjusted free cash flow was higher in Q1 2021 than Q1 2020 primarily due to an increase in Adjusted EBITDA and the timing of maintenance capital expenditures in 2021. ($ in millions)

Encompass Health 17 2021 Guidance - Updated as of April 27, 2021 Adjusted EBITDA(7) Adjusted earnings per share from continuing operations attributable to Encompass Health(5) Net operating revenues Previous 2021 Full-Year Guidance Updated 2021 Full-Year Guidance Net operating revenues Adjusted EBITDA(7) $1,000 million to $1,030 million* Adjusted earnings per share from continuing operations attributable to Encompass Health(5) $3.94 to $4.16 $5,000 million to $5,170 million $925 million to $955 million $3.31 to $3.53 $5,060 million to $5,230 million On December 9, 2020, the Company announced it is exploring strategic alternatives for its home health and hospice segment. The review is ongoing, and no decision has been made. Accordingly, the Company’s 2021 guidance and longer term growth targets assume the continuation of the current structure of the business. The guidance and growth targets may change depending on the outcome of the review. * Approximately $55 million to $57 million of the guidance increase is attributable to the extension of the sequestration suspension through the end of 2021. Refer to pages 46-47 for end notes.

Encompass Health 18 2021 Guidance considerations Inpatient Rehabilitation u Estimated 2.3% increase in Medicare pricing u Revenue reserve related to bad debt of 1.5% to 1.7% of net operating revenues u Pre-opening and new store ramp up costs of $15 million to $20 million Home Health and Hospice u Estimated 1.9% increase in Medicare pricing for home health; estimated 2.4% pricing increase for hospice u Inclusive of $50 million to $100 million of home health and hospice acquisitions Both Segments u Salary increase of approx. 3%; benefits increase of approx. 5% to 8% (weighted towards Q2 through Q4) u Includes the suspension of sequestration through December 31, 2021 u Continued higher utilization and costs of personal protective equipment Changes from previous guidance considerations are underlined.

Encompass Health 19 Adjusted free cash flow(6) assumptions Reconciliations to GAAP provided on pages 39-45; Refer to pages 46-47 for end notes. Certain cash flow items (millions) 3 Months  2021 Actuals 2021 Assumptions 2020 Actuals Cash interest payments (net of amortization of debt discounts and fees) $40.8 $155 to $165 $177.0 Cash payments for income taxes, net of refunds ($0.7) $100 to $130 $32.9 Working capital and other $80.0 $120 to $140 ($84.4) Maintenance CAPEX $23.3 $165 to $195 $154.9 Adjusted free cash flow $107.4 $370 to $490 $579.9 u Lower average interest rate expected in 2021 due to the redemption of the 5.75% Senior Notes due 2024 in October 2020 and the redemption of $100 million of 5.125% Senior Notes due 2023 in April 2021 u Higher cash payments for taxes expected in 2021 due to: Ÿ higher expected book income Ÿ tax relief in 2020 under the CARES Act Ÿ lower stock-based compensation due to the final payout of the Home Health Holdings SARs in Q1 2020(4) u Increased working capital expected in 2021 resulting from the payroll tax deferrals under the CARES Act in 2020 and the payout of the remaining $20 million of the COVID- related paid-time-off accrual in January 2021 u Increased maintenance CAPEX due to expanding hospital portfolio

Encompass Health 20 Uses of free cash flow ($millions) 3 Months 2021 Actuals 2021 Assumptions 2020 Actuals Growth in core business IRF bed expansions $10.8 $50 to $70 $44.8 New IRFs - De novos 56.5 325 to 350 173.0 - Acquisitions — opportunistic — - Replacement IRFs and other 10.0 40 to 50 35.5 Home health and hospice acquisitions — 50 to 100 1.1 $77.3 $465 to $570 $254.4 Debt reduction Debt (borrowings) redemptions, net ($8.3) opportunistic ($226.3) Shareholder and other distributions Cash dividends on common stock 29.1 ~$112 111.9 Purchase of Home Health Holdings rollover shares and exercise of SARs(4) — N/A 262.9 Common stock repurchases — opportunistic 6.1 ~$198 million authorization remaining as of March 31, 2021(8) See the debt schedule on page 29. Refer to pages 46-47 for end notes. Quarterly cash dividend currently set at $0.28 per common share

Appendix

Encompass Health | a leading provider of inpatient rehabilitation and home-based care



Largest owner and operator of IRFs

4th Largest provider of Medicare-certified skilled home health services

Portfolio as of March 31, 2021
● Inpatient rehabilitation hospitals ("IRFs")
● Home health locations
● Hospice locations
▲ 21 Future IRFs**
39 States and Puerto Rico ~42,800 employees

Inpatient rehabilitation - 3/31/21	
138	IRFs (52 are joint ventures)
35	States and Puerto Rico
~31,900	Employees
23 %	of licensed beds†
31 %	of Medicare patients served†
Key statistics - trailing 4 quarters	
~181,300	Inpatient discharges
~$3.6	Billion in revenue

Market overlap

90 of EHC's IRFs have an EHC home health location within the service area.*

One of the 2021 *FORTUNE®* *"World's Most Admired Companies"*

Home health and hospice - 3/31/21	
241	Home health locations
82	Hospice locations
31	States
~10,900	Employees
Key statistics - trailing 4 quarters	
~156,700	Home health episodic admissions
~13,200	Hospice admissions
~$1.1	Billion in revenue

* Excluding markets that have home health licensure barriers ** Future IRFs - Previously announced under development as of April 27, 2021

† Based on 2017 and 2018 data

Note: One of the 241 home health locations is nonconsolidated. This location is accounted for using the equity method of accounting.

Encompass Health 22

Encompass Health 23 2020-2025 Growth Targets 2020 through 2025 INPATIENT REHABILITATION HOME HEALTH AND HOSPICE CONSOLIDATED CAGR TARGETS Not inclusive of larger scale acquisitions 6 to 10 De Novos per year 100 to 150 bed additions per year 6% to 8% Discharge CAGR 10%+ Home Health admissions CAGR 10% to 15% Hospice admissions CAGR $50 million to $100 million Acquisitions per year 8% to 10% Consolidated net operating revenues 8% to 10% Consolidated adjusted EBITDA 5% to 7% Adjusted free cash flow* On December 9, 2020, the Company announced it is exploring strategic alternatives for its home health and hospice segment. The review is ongoing, and no decision has been made. Accordingly, the Company’s 2021 guidance and longer term growth targets assume the continuation of the current structure of the business. The guidance and growth targets may change depending on the outcome of the review. * Base year 2020 adjusted free cash flow benefited from a temporary payroll tax holiday. Exclusive of this item, the adjusted free cash flow CAGR target would be 8% to 10%. Reconciliations to GAAP provided on pages 39-45

Expansion activity

Inpatient Rehabilitation Facilities Opened or Under Development*

		Operations date	Joint venture?	# of New Beds 2021	2022	2023
De novo IRFs:						
	San Angelo, TX	Q1 2021	Yes	40	—	—
	North Tampa, FL	Q2 2021		50	—	—
1	Cumming, GA	Q2 2021		50	—	—
2	Greenville, SC	Q3 2021		40	—	—
3	Shreveport, LA	Q3 2021		40	—	—
4	Waco, TX	Q3 2021		40	—	—
5	Pensacola, FL	Q3 2021		40	—	—
6	Stockbridge, GA	Q4 2021		50	—	—
7	Libertyville, IL	Q1 2022		—	60	—
8	St. Augustine, FL	Q1 2022		—	40	—
9	Shiloh, IL	Q1 2022	Yes	—	40	—
10	Lakeland, FL	Q2 2022		—	50	—
11	Knoxville, TN	Q3 2022	Yes	—	73	—
12	Clermont, FL	TBD 2022		—	50	—
13	Naples, FL	TBD 2022		—	50	—
14	Cape Coral, FL	TBD 2022		—	40	—
15	Jacksonville, FL	TBD 2022		—	50	—
16	Moline, IL	TBD 2022	Yes	—	40	—
17	Owasso, OK	TBD 2022	Yes	—	40	—
18	Bowie, MD	TBD 2022		—	60	—
19	Kissimmee, FL	TBD		—	—	50
20	Prosper, TX	TBD		—	—	40
21	Fort Mill, SC	TBD		—	—	39
Bed expansions, net*				~100	~100	~100
				~450	~690	~230

21 IRF development projects announced and underway

Q1 2021 expansion activity highlights

- Opened a 40-bed IRF in San Angelo, TX with Shannon Health
- Added 15 beds to existing hospitals
- Announced plans to build six inpatient rehabilitation hospitals:
  - 40-bed IRF in Moline, IL with UnityPoint Health
  - 60-bed IRF in Bowie, MD
  - 40-bed IRF in Owasso, OK with St. John Medical Center
  - 40-bed IRF in Prosper, TX
  - 50-bed IRF in Kissimmee, FL
  - 39-bed IRF in Fort Mill, SC

In April 2021, opened a 50-bed inpatient rehabilitation hospital in North Tampa, FL

* Net bed expansions in each year may change due to the timing of certain regulatory approvals and/or construction delays. For 2021 and 2022, the currently expected range for bed expansions is 100 to 150.

Encompass Health 24

The Company continues to improve the patient experience and outcomes through integrated care delivery.

▶ **The lower clinical collaboration rate for Q1 2021 primarily was driven by a higher mix of Medicare Advantage patients (see page 33).**

- Medicare fee-for-service clinical collaboration rate decreased 60 bps from 43.8% in Q1 2020 to 43.2% in Q1 2021.
- Medicare Advantage clinical collaboration rate increased 70 bps from 16.3% in Q1 2020 to 17.0% in Q1 2021.

▶ **Clinical collaboration objectives:**

- Improve patient experience and outcomes
- Reduce total cost of care across a post-acute episode

▶ Coordination between our IRFs and HH teams is resulting in lower discharges to SNFs and higher discharges home.

Inpatient rehabilitation-home health clinical collaboration (all payors) overlap markets*



Clinical Collaboration Rate
25.4%
13,800
40,637
72
2016
29.5%
17,947
42,950
76
2017
34.0%
21,547
41,858
81
2018
35.6%
24,560
44,479
89
2019
33.2%
25,444
51,287
89
2020
32.7%
6,780
13,940
90
Q1 2021
Encompass Health IRF discharges to:
EHC Home Health
Non-EHC Home Health
Overlap Markets*

* Overlap markets have an Encompass Health IRF and an Encompass Health home health location within an approximate 30-mile radius, excluding markets that have home health licensure barriers. Overlap markets are open for 12 months before inclusion in the clinical collaboration rate.

Encompass Health 25

Personal Protective Equipment (PPE) – Utilization, Cost and Inventory

Increased PPE Utilization due to COVID-19

- Utilization of PPE has increased as a result of new infection control policies in response to the COVID-19 pandemic, including mandatory masking for employees and patients.

Impact on Pricing

- As the pandemic spread, our demand for PPE increased beyond the capacity of our primary suppliers. We have diversified sourcing to secondary vendors, generally at significantly higher prices. Average pricing for masks and gowns have increased 8x and 6x, respectively, during the pandemic.
- We have implemented a multi-tier approach to obtaining necessary PPE that includes maximizing the allocated inventory from our primary suppliers (at a lower contractual price) and contracting with multiple secondary suppliers to source clinically-approved, price-protected products which are distributed through our centralized warehouses.

INPATIENT REHABILITATION

	Avg. Monthly Utilization		Avg. Monthly Spend		Months of Current Utilization in Inventory
	Historical	Current*	Historical	Current*	
MASKS	130,000	828,000	$ 10,400	$ 533,000	5.3
RESPIRATORS	5,000	61,000	$ 2,200	$ 131,000	3.7
GOWNS	137,500	252,000	$ 45,375	$ 471,000	4.9
GLOVES	9,500,000	11,399,000	$ 350,000	$ 796,000	1.0
Total PPE			**$ 407,975**	**$ 1,931,000**	

HOME HEALTH AND HOSPICE

	Avg. Monthly Utilization		Avg. Monthly Spend		Months of Current Utilization in Inventory
	Historical	Current*	Historical	Current*	
MASKS	-	108,000	-	$ 88,000	1.5
RESPIRATORS	-	27,000	-	$ 123,000	3.5
GOWNS	-	38,000	-	$ 131,000	2.6
GLOVES	1,735,400	2,427,000	$ 58,700	$ 126,000	3.3
Total PPE			**$ 58,700**	**$ 468,000**	

*April 2020 through March 2021

Encompass Health

26

Pre-payment claims denials - inpatient rehabilitation segment

Background

- For several years prior to 2018, under programs designated as "widespread probes," certain Medicare Administrative Contractors ("MACs") conducted pre-payment claim reviews and denied payment for certain diagnosis codes.
- Encompass Health appeals most denials.
  - MACs identify medical documentation issues as a leading basis for denials.
  - Encompass Health's investment in clinical information systems and its medical services department has further improved its documentation and reduced technical denials.
- By statute, ALJ decisions are due within 90 days of a request for hearing, but appeals are taking years. HHS has implemented rule changes to address the backlog of appeals, but their effect is uncertain.
- In November 2018, a federal court ordered HHS to reduce the backlog in the following increments: a 19% reduction by the end of FY 2019; a 49% reduction by the end of FY 2020; a 75% reduction by the end of FY 2021; and elimination of the backlog by the end of FY 2022.
- After years of delay in processing appeals, ALJs recently increased the frequency of hearings and the number of claims set at each hearing. Notwithstanding the recent acceleration, Encompass Health still has over 6,900 claims in the backlog, including claims from up to 10 years ago.
- Since 2018, CMS has replaced the "widespread probes" with the Targeted Probe and Educate ("TPE") initiative.*
- Effective March 2020, CMS suspended most Medicare fee-for-service medical reviews during the public health emergency, including TPE and current post-payment reviews, allowing reviews for potential fraud. CMS authorized its contractors to resume reviews as of August 2020.

Encompass Health reserves pre-payment claim denials as a reduction of net operating revenues upon notice from a MAC a claim is under review.

Impact to Income Statement

Period	New Denials	Collections of Previously Denied Claims	Revenue Reserve for New Denials	Update of Reserve for Prior Denials
		(In Millions)		
Q1 2021	$(0.2)	$(5.2)	$–	$–
Q4 2020	(0.4)	(7.2)	–	4.5
Q3 2020	(0.6)	(6.3)	–	–
Q2 2020	(1.5)	(3.5)	–	–
Q1 2020	4.2	(5.0)	1.3	–
Q4 2019	3.8	(4.6)	1.1	–
Q3 2019	11.3	(6.1)	3.4	–
Q2 2019	3.5	(1.7)	1.1	–
Q1 2019	1.6	(2.5)	0.5	–
Q4 2018	4.6	(3.2)	1.4	–
Q3 2018	0.7	(1.3)	0.2	–
Q2 2018	1.8	(2.8)	0.5	–

Impact to Balance Sheet

	Mar. 31, 2021	Dec. 31, 2020	Dec. 31, 2019
		(In Millions)	
Pre-payment claims denials	$ 115.3	$ 122.8	$ 155.3
Recorded reserves	(38.9)	(41.3)	(46.6)
Net accounts receivable from pre-payment claims denials	**$ 76.4**	**$ 81.5**	**$ 108.7**

* For more information regarding TPE, see https://www.cms.gov/Research-Statistics-Data-and-Systems/Monitoring-Programs/Medicare-FFS-Compliance-Programs/Medical-Review/Targeted-Probe-and-EducateTPE.html

Encompass Health

27

Encompass Health 28 * This chart does not include ~$402 of finance lease obligations or ~$40 of other notes payable. See the debt schedule on page 29; Refer to pages 46-47 for end notes. Debt maturity profile - face value 2021 2022 2023 2024 2024 2025 2026 2027 2028 2029 2030 2031 $350 Senior Notes 5.75% $200 Senior Notes 5.125% ($ in millions) Revolver capacity $248 Term Loans No significant debt maturities prior to 2023 Callable(1) $800 Senior Notes 4.75% $800 Senior Notes 4.5% Revolver Pro forma as of March 31, 2021*(1)) $962 Available $0 Drawn + $38 reserved for LCs Callable Callable beginning February 2025 Callable beginning February 2023 $400 Senior Notes 4.625% Callable beginning April 2026 In March 2021, the Company issued notice for redemption of $100 million of its 5.125% Senior Notes due 2023; redemption was completed in April 2021(1).

Encompass Health 29 Debt schedule Pro forma Change in March 31, March 31, December 31, Debt vs. ($millions) 2021 (1) 2021 2020 YE 2020 Advances under $1 billion revolving credit facility, November 2024 - LIBOR +150bps $ — $ — $ — $ — Term loan facility, November 2024 - LIBOR +150bps 248.3 248.3 251.6 (3.3) Bonds Payable: 5.125% Senior Notes due 2023(1) 198.3 298.3 298.1 0.2 5.75% Senior Notes due 2025 346.5 346.5 346.3 0.2 4.50% Senior Notes due 2028 785.5 785.5 785.0 0.5 4.75% Senior Notes due 2030 783.5 783.5 783.2 0.3 4.625% Senior Notes due 2031 393.3 393.3 393.2 0.1 Other notes payable 39.7 39.7 39.8 (0.1) Finance lease obligations 402.1 402.1 391.7 10.4 Long-term debt $ 3,197.2 $ 3,297.2 $ 3,288.9 $ 8.3 Debt to Adjusted EBITDA 3.6 x 3.7 x 3.8 x Leverage net of cash on balance sheet 3.5 x 3.5 x 3.6 x Reconciliations to GAAP provided on pages 39-45; Refer to pages 46-47 for end notes.

Encompass Health 30 * Includes consolidated inpatient rehabilitation hospitals classified as same store during each period Refer to pages 46-47 for end notes. Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 -15.0 -10.0 -5.0 0.0 5.0 10.0 15.0 New-store/same-store growth Inpatient Rehabilitation Yuma, AZ (51 beds)(9) Boise, ID (40 beds) Katy, TX (40 beds) Shelby County, AL (34 beds) Bluffton, SC (38 beds) Murrells Inlet, SC (29 beds) Winston-Salem, NC (68 beds) Lubbock, TX (40 beds) Discharges Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 New store 1.6% 1.0% 1.7% 1.3% 1.5% 2.4% 2.0% 2.3% 2.1% 1.3% 0.9% 1.0% Same store* 3.6% 2.0% 1.9% (0.2)% 2.2% 3.1% 3.2% 2.4% (12.8)% (2.8)% (3.8)% (2.2)% Total by qtr. 5.2% 3.0% 3.6% 1.1% 3.7% 5.5% 5.2% 4.7% (10.7)% (1.5)% (2.9)% (1.2)% Total by year 4.6% 3.9% (2.6)% Same-store year* 2.8% 1.8% (4.4)% Same-store year UDS(10) 1.1% 1.3% (3.2)% Murrieta, CA (50 beds) Sioux Falls, SD (40 beds) Coralville, IA (40 beds) Beginning in mid-March 2020, volume growth was impacted by COVID-19. Toledo, OH (40 beds) San Angelo, TX (40 beds)

Encompass Health 31 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 -20.0 -10.0 0.0 10.0 20.0 30.0 New-store/same-store growth Home Health Episodic admissions Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 New store 5.3% 5.4% 5.3% 5.7% 2.9% 13.0% 12.3% 11.7% 9.4% 1.3% 1.5% 0.1% Same store* 5.1% 3.8% 5.4% 6.4% 8.3% 9.7% 6.6% 0.2% (17.3)% (4.6)% (3.8)% (5.4)% Total by quarter 10.4% 9.2% 10.7% 12.1% 11.2% 22.7% 18.9% 11.9% (7.9)% (3.3)% (2.3)% (5.3)% Total by year 10.0% 16.3% (0.5)% Same-store year* 5.6% 7.7% (6.1)% u In 2018, the Company acquired or opened 23 home health locations. u In 2019, the Company acquired or opened 27 home health locations. u In 2020, the Company acquired or opened two home health locations and consolidated one former equity method location (2). Acquired Camellia Healthcare (14 home health locations in 3 states) in May 2018 Acquired Alacare Home Health & Hospice (23 home health locations in Alabama) in July 2019 * Includes consolidated home health agencies classified as same store during each period Refer to pages 46-47 for end notes. Beginning in mid-March 2020, volume growth was impacted by COVID-19.

Encompass Health 32 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 -10.0 0.0 10.0 20.0 30.0 40.0 50.0 60.0 70.0 * Includes consolidated hospice agencies classified as same store during each period New-store/same-store growth Hospice Admissions Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 New store 26.1% 40.3% 41.2% 35.5% 15.7% 34.6% 31.1% 30.9% 30.6% 0.5% 0.7% 0.1% Same store* 35.2% 21.1% 8.6% 13.7% 13.6% 5.8% 10.1% (5.3)% 6.7% 15.8% 16.1% 11.4% Total by quarter 61.3% 61.4% 49.8% 49.2% 29.3% 40.4% 41.2% 25.6% 37.3% 16.3% 16.8% 11.5% Total by year 53.5% 39.8% 23.2% Same-store year* 24.6% 12.2% 8.1% u In 2018, the Company acquired or opened 22 hospice locations. u In 2019, the Company acquired or opened 25 hospice locations. u In 2020, the Company opened one hospice location. Acquired Camellia Healthcare (18 hospice locations in 3 states) in May 2018 Acquired Alacare Home Health & Hospice (23 hospice locations in Alabama) in July 2019

Encompass Health 33 Payment sources (percent of revenues) Inpatient Rehabilitation Segment Home Health and Hospice Segment Consolidated Q1 Q1 Q1 Full Year 2021 2020 2021 2020 2021 2020 2020 Medicare 63.9% 70.5% 82.7% 83.0% 68.1% 73.4% 70.5 % Medicare Advantage 16.5% 12.3% 10.4% 10.8% 15.1% 11.9% 14.2 % Managed care 11.7% 9.9% 5.3% 4.4% 10.3% 8.7% 9.0 % Medicaid 4.1% 3.4% 1.4% 1.5% 3.5% 3.0% 3.4 % Other third-party payors 1.3% 1.2% — % — % 1.0% 0.9% 0.9 % Workers’ compensation 0.6% 0.8% — % 0.1% 0.5% 0.6% 0.5 % Patients 0.5% 0.6% 0.1% 0.1% 0.4% 0.5% 0.4 % Other income 1.4% 1.3% 0.1% 0.1% 1.1% 1.0% 1.1 % Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%

Encompass Health 34 Inpatient rehabilitation operational metrics Q1 Q4 Q3 Q2 Q1 Full Year 2021 2020 2020 2020 2020 2020 (In Millions) Net patient revenue-inpatient $ 942.3 $ 914.9 $ 883.2 $ 808.0 $ 890.0 $ 3,496.1 Net patient revenue-outpatient and other revenues 17.6 18.2 16.2 16.5 19.2 70.1 Net operating revenues $ 959.9 $ 933.1 $ 899.4 $ 824.5 $ 909.2 $ 3,566.2 (Actual Amounts) Discharges(11) 47,187 46,503 45,962 41,682 47,750 181,897 Net patient revenue per discharge $ 19,969 $ 19,674 $ 19,216 $ 19,385 $ 18,639 $ 19,220 Outpatient visits 40,194 48,786 51,968 15,760 69,743 186,257 Average length of stay 13.0 12.9 13.0 13.2 12.7 12.9 Occupancy % 71.4% 68.7% 68.8% 64.5% 71.3% 67.7% # of licensed beds 9,560 9,505 9,437 9,401 9,322 9,505 Occupied beds 6,826 6,530 6,493 6,064 6,647 6,435 Full-time equivalents (FTEs)(12) 22,383 22,383 22,147 20,809 22,318 21,915 Contract labor 221 192 176 116 161 161 Total FTE and contract labor 22,604 22,575 22,323 20,925 22,479 22,076 EPOB(13) 3.31 3.46 3.44 3.45 3.38 3.43 Refer to pages 46-47 for end notes.

Encompass Health 35 Home health and hospice operational metrics Q1 Q4 Q3 Q2 Q1 Full Year 2021 2020 2020 2020 2020 2020 (In Millions) Net home health revenue $ 219.9 $ 227.7 $ 223.3 $ 201.8 $ 224.8 $ 877.6 Net hospice revenue 50.6 53.6 51.2 47.8 48.0 200.6 Net operating revenues $ 270.5 $ 281.3 $ 274.5 $ 249.6 $ 272.8 $ 1,078.2 Home Health: (Actual Amounts) Total admissions(14) 50,799 48,533 48,838 44,124 52,754 194,249 Episodic admissions(14) 40,215 40,830 40,765 34,841 42,476 158,912 Total recertifications 31,902 33,497 33,786 31,952 29,463 128,698 Episodic recertifications 28,083 30,064 29,830 28,328 26,553 114,775 Episodes 66,435 71,441 68,261 60,154 68,652 268,508 Average revenue per episode $ 2,923 $ 2,883 $ 2,910 $ 2,920 $ 2,909 $ 2,905 Episodic visits per episode 15.8 15.7 16.4 17.4 16.3 16.4 Total visits 1,239,073 1,281,830 1,300,866 1,250,546 1,306,230 5,139,472 Cost per visit $ 77 $ 76 $ 75 $ 89 $ 81 $ 80 Hospice: Admissions(15) 3,330 3,348 3,354 3,190 2,986 12,878 Patient days 334,400 349,989 346,019 336,507 334,545 1,367,060 Average daily census 3,716 3,804 3,761 3,698 3,676 3,735 Revenue per day $ 151 $ 153 $ 148 $ 142 $ 144 $ 147 Refer to pages 46-47 for end notes.

Encompass Health 36 Share information Weighted Average for the Period Q1 Full Year (In Millions) 2021 2020 2020 2019 2018 Basic shares outstanding 99.0 98.2 98.6 98.0 97.9 Restricted stock awards, dilutive stock options, restricted stock units, and common stock warrants 1.2 1.4 1.2 1.4 1.9 Diluted shares outstanding 100.2 99.6 99.8 99.4 99.8 End of Period Q1 Full Year (In Millions) 2021 2020 2020 2019 2018 Basic shares outstanding 99.6 99.4 99.4 98.6 98.9

Segment operating results

(In Millions)	Q1 2021 IRF	Q1 2021 Home Health and Hospice	Q1 2021 Reclasses	Q1 2021 Consolidated	Q1 2020 IRF	Q1 2020 Home Health and Hospice	Q1 2020 Reclasses	Q1 2020 Consolidated
Net operating revenues	$ 959.9	$ 270.5	$ —	$ 1,230.4	$ 909.2	$ 272.8	$ —	$ 1,182.0
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(501.9)	—	(185.3)	(687.2)	(482.3)	—	(195.3)	(677.6)
Other operating expenses[(a)]	(140.0)	—	(22.4)	(162.4)	(134.7)	—	(24.8)	(159.5)
Supplies	(45.2)	—	(6.7)	(51.9)	(39.6)	—	(6.1)	(45.7)
Occupancy costs	(15.1)	—	(5.1)	(20.2)	(15.3)	—	(4.9)	(20.2)
Home Health and Hospice:								
Cost of services (excluding depreciation and amortization)	—	(118.1)	118.1	—	—	(130.9)	130.9	—
Support and overhead costs[(b)]	—	(101.4)	101.4	—	—	(100.2)	100.2	—
	(702.2)	(219.5)	—	(921.7)	(671.9)	(231.1)	—	(903.0)
Other income (expense)[(c)(d)]	1.5	—	—	1.5	(1.6)	—	—	(1.6)
Equity in net income of nonconsolidated affiliates	0.8	0.2	—	1.0	0.6	0.2	—	0.8
Noncontrolling interests	(25.1)	(0.4)	—	(25.5)	(20.8)	(0.9)	—	(21.7)
Segment Adjusted EBITDA	**$ 234.9**	**$ 50.8**	**$ —**	**285.7**	**$ 215.5**	**$ 41.0**	**$ —**	**256.5**
General and administrative expenses[(e)(f)]				(34.9)				(28.5)
Adjusted EBITDA				**$ 250.8**				**$ 228.0**

In arriving at Adjusted EBITDA, the following were excluded:

	Q1 2021 IRF	Q1 2021 Home Health and Hospice	Q1 2021 Reclasses	Q1 2021 Consolidated	Q1 2020 IRF	Q1 2020 Home Health and Hospice	Q1 2020 Reclasses	Q1 2020 Consolidated
(a) (Gain) loss on disposal of assets	$ —	$ (0.1)	$ —	$ (0.1)	$ 0.1	$ —	$ —	$ 0.1
(b) Payroll taxes on SARs exercise	$ —	$ —	$ —	$ —	$ —	$ 1.5	$ —	$ 1.5
(c) Change in fair market value of equity securities	$ 0.1	$ —	$ —	$ 0.1	$ 2.5	$ —	$ —	$ 2.5
(d) Gain on consolidation of former equity method location[(2)]	$ —	$ —	$ —	$ —	$ —	$ (2.2)	$ —	$ (2.2)
(e) Stock-based compensation	$ —	$ —	$ —	$ 2.8	$ —	$ —	$ —	$ 7.1
(f) Costs associated with the strategic alternatives review	$ —	$ —	$ —	$ 0.9	$ —	$ —	$ —	$ —

Encompass Health

Reconciliations to GAAP provided on pages 39-45; Refer to pages 46-47 for end notes.

37

Encompass Health 38 Segment operating results Year Ended December 31, 2020 (In Millions) IRF Home Health and Hospice Reclasses Consolidated Net operating revenues $ 3,566.2 $ 1,078.2 $ — $ 4,644.4 Operating Expenses: Inpatient Rehabilitation: Salaries and benefits (1,903.8) — (776.7) (2,680.5) Other operating expenses(a) (534.7) — (88.1) (622.8) Supplies (171.0) — (29.5) (200.5) Occupancy costs (61.4) — (19.8) (81.2) Home Health and Hospice: Cost of services (excluding depreciation and amortization) — (511.3) 511.3 — Support and overhead costs(b) — (402.8) 402.8 — (2,670.9) (914.1) — (3,585.0) Other income(c)(d) 8.0 — — 8.0 Equity in net income of nonconsolidated affiliates 3.0 0.5 — 3.5 Noncontrolling interests (83.3) (1.3) — (84.6) Segment Adjusted EBITDA $ 823.0 $ 163.3 $ — 986.3 General and administrative expenses(e) (126.0) Adjusted EBITDA $ 860.3 In arriving at Adjusted EBITDA, the following were excluded: (a) Loss on disposal or impairment of assets $ 10.4 $ 1.2 $ — $ 11.6 (b) Payroll taxes on SARs exercise $ — $ 1.5 $ — $ 1.5 (c) Change in fair market value of equity securities $ (0.4) $ — $ — $ (0.4) (d) Gain on consolidation of former equity method location(2) $ — $ (2.2) $ — $ (2.2) (e) Stock-based compensation $ — $ — $ — $ 29.5 Reconciliations to GAAP provided on pages 39-45; Refer to pages 46-47 for end notes.

Encompass Health 39 Reconciliation of net income to Adjusted EBITDA(7) 2021 Q1 (in millions, except per share data) Total Per Share Net Income $ 132.8 Net income attributable to noncontrolling interests (25.5) Income from continuing operations attributable to Encompass Health* 107.3 $ 1.07 Provision for income tax expense 34.5 Interest expense and amortization of debt discounts and fees 42.8 Depreciation and amortization 62.5 Gain on disposal of assets (0.1) Stock-based compensation expense 2.8 Costs associated with the strategic alternatives review 0.9 Change in fair market value of equity securities 0.1 Adjusted EBITDA $ 250.8 Weighted average common shares outstanding: Basic 99.0 Diluted 100.2 * Per share amounts for each period presented are based on diluted weighted-average shares outstanding. Refer to pages 46-47 for end notes.

Reconciliation of net income to Adjusted EBITDA[7]

	2020									
	Q1		Q2		Q3		Q4		Full Year	
(in millions, except per share data)	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net Income	$ 108.7		$ 48.3		$ 100.1		$ 111.7		$ 368.8	
Loss (income) from disc ops, net of tax, attributable to Encompass Health	0.1		(0.1)		—		—		—	
Net income attributable to noncontrolling interests	(21.7)		(14.8)		(22.4)		(25.7)		(84.6)	
Income from continuing operations attributable to Encompass Health*	87.1	$ 0.87	33.4	$ 0.34	77.7	$ 0.78	86.0	$ 0.86	284.2	$ 2.85
Government, class action, and related settlements	2.8		—		—		—		2.8	
Provision for income tax expense	27.1		11.8		26.9		38.0		103.8	
Interest expense and amortization of debt discounts and fees	43.2		45.8		49.0		46.2		184.2	
Depreciation and amortization	58.8		60.7		61.2		62.3		243.0	
Loss on early extinguishment of debt[16]	—		—		—		2.3		2.3	
Loss on disposal or impairment of assets	0.1		3.0		7.5		1.0		11.6	
Stock-based compensation expense	7.1		9.9		8.3		4.2		29.5	
Gain on consolidation of former equity method location[2]	(2.2)		—		—		—		(2.2)	
Change in fair market value of equity securities	2.5		(2.4)		(0.4)		(0.1)		(0.4)	
Payroll taxes on SARs exercise	1.5		—		—		—		1.5	
Adjusted EBITDA	$ 228.0		$ 162.2		$ 230.2		$ 239.9		$ 860.3	
Weighted average common shares outstanding:										
Basic		98.2		98.7		98.7		98.7		98.6
Diluted		99.6		99.9		99.9		100.1		99.8

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.
Refer to pages 46-47 for end notes.

Encompass Health

40

Encompass Health 41 Net cash provided by operating activities reconciled to Adjusted EBITDA(7) Q1 Full Year (In Millions) 2021 2020 2020 Net cash provided by operating activities $ 158.5 $ 29.3 $ 704.7 Interest expense and amortization of debt discounts and fees 42.8 43.2 184.2 Equity in net income of nonconsolidated affiliates 1.0 0.8 3.5 Net income attributable to noncontrolling interests in continuing operations (25.5) (21.7) (84.6) Amortization of debt-related items (2.0) (1.4) (7.2) Distributions from nonconsolidated affiliates (1.0) (1.0) (3.8) Current portion of income tax expense 25.8 25.7 51.4 Change in assets and liabilities 50.3 154.4 7.3 Cash used in operating activities of discontinued operations — 0.1 0.2 Costs associated with the strategic alternatives review 0.9 — — Payroll taxes on SARs exercise — 1.5 1.5 Change in fair market value of equity securities 0.1 2.5 (0.4) Other (0.1) (5.4) 3.5 Adjusted EBITDA $ 250.8 $ 228.0 $ 860.3 Refer to pages 46-47 for end notes.

Encompass Health 42 Reconciliation of segment Adjusted EBITDA to income from continuing operations before income tax expense Three Months Ended Year Ended March 31, December 31, 2021 2020 2020 (In Millions) Total segment Adjusted EBITDA $ 285.7 $ 256.5 $ 986.3 General and administrative expenses (38.6) (35.6) (155.5) Depreciation and amortization (62.5) (58.8) (243.0) Gain (loss) on disposal or impairment of assets 0.1 (0.1) (11.6) Government, class action, and related settlements(3) — (2.8) (2.8) Loss on early extinguishment of debt(16) — — (2.3) Interest expense and amortization of debt discounts and fees (42.8) (43.2) (184.2) Net income attributable to noncontrolling interests 25.5 21.7 84.6 Change in fair market value of equity securities (0.1) (2.5) 0.4 Gain on consolidation of former equity method location(2) — 2.2 2.2 Payroll taxes on SARs exercise — (1.5) (1.5) Income from continuing operations before income tax expense $ 167.3 $ 135.9 $ 472.6 Refer to pages 46-47 for end notes.

Encompass Health 43 Reconciliation of net cash provided by operating activities to adjusted free cash flow(6) Q1 Full Year (In Millions) 2021 2020 2020 Net cash provided by operating activities $ 158.5 $ 29.3 $ 704.7 Impact of discontinued operations — 0.1 0.2 Net cash provided by operating activities of continuing operations 158.5 29.4 704.9 Capital expenditures for maintenance (23.3) (37.8) (154.9) Distributions paid to noncontrolling interests of consolidated affiliates (27.8) (19.1) (72.2) Items non-indicative of ongoing operating performance: Cash paid for SARs exercise (inclusive of payroll taxes)(4) — 102.1 102.1 Adjusted free cash flow $ 107.4 $ 74.6 $ 579.9 Cash dividends on common stock $ 29.1 $ 29.0 $ 111.9 Refer to pages 46-47 for end notes.

Encompass Health 44 Adjusted EPS(5) - Q1 2021 For the Three Months Ended March 31, 2021 Adjustments As Reported Income Tax Adjustments Costs Associated with the Strategic Alternatives Review Change in Fair Market Value of Equity Securities As Adjusted (In Millions, Except Per Share Amounts) Adjusted EBITDA $ 250.8 $ — $ — $ — $ 250.8 Depreciation and amortization (62.5) — — — (62.5) Interest expense and amortization of debt discounts and fees (42.8) — — — (42.8) Stock-based compensation (2.8) — — — (2.8) Gain on disposal of assets 0.1 — — — 0.1 Costs associated with the strategic alternatives review (0.9) — 0.9 — — Change in fair market value of equity securities (0.1) — — 0.1 — Income from continuing operations before income tax expense 141.8 — 0.9 0.1 142.8 Provision for income tax expense (34.5) (3.3) (0.2) — (38.0) Income from continuing operations attributable to Encompass Health $ 107.3 $ (3.3) $ 0.7 $ 0.1 $ 104.8 Diluted earnings per share from continuing operations* $ 1.07 $ (0.03) $ 0.01 $ — $ 1.05 Diluted shares used in calculation 100.2 * Adjusted EPS may not sum across due to rounding. Refer to pages 46-47 for end notes.

Adjusted EPS[5] - Q1 2020

	For the Three Months Ended March 31, 2020						
		Adjustments					
	As Reported	Gov't, Class Action, & Related Settlements	Income Tax Adj.	Change in Fair Market Value of Equity Securities	Gain on Consolidation of Former Equity Method Location	Payroll Taxes on SARs Exercise	As Adjusted
	(In Millions, Except Per Share Amounts)						
Adjusted EBITDA	$ 228.0	$ —	$ —	$ —	$ —	$ —	$ 228.0
Depreciation and amortization	(58.8)	—	—	—	—	—	(58.8)
Government, class action, and related settlements[3]	(2.8)	2.8	—	—	—	—	—
Interest expense and amortization of debt discounts and fees	(43.2)	—	—	—	—	—	(43.2)
Stock-based compensation	(7.1)	—	—	—	—	—	(7.1)
Loss on disposal of assets	(0.1)	—	—	—	—	—	(0.1)
Change in fair market value of equity securities	(2.5)	—	—	2.5	—	—	—
Gain on consolidation of former equity method location[2]	2.2	—	—	—	(2.2)	—	—
Payroll taxes on SARs exercise	(1.5)	—	—	—	—	1.5	—
Income from continuing operations before income tax expense	114.2	2.8	—	2.5	(2.2)	1.5	118.8
Provision for income tax expense	(27.1)	(0.7)	(4.3)	(0.6)	0.6	(0.4)	(32.5)
Income from continuing operations attributable to Encompass Health	**$ 87.1**	**$ 2.1**	**$ (4.3)**	**$ 1.9**	**$ (1.6)**	**$ 1.1**	**$ 86.3**
Diluted earnings per share from continuing operations*	**$ 0.87**	**$ 0.02**	**$ (0.04)**	**$ 0.02**	**$ (0.02)**	**$ 0.01**	**$ 0.87**
Diluted shares used in calculation	**99.6**						

* Adjusted EPS may not sum across due to rounding.
Refer to pages 46-47 for end notes.

Encompass Health

45

Encompass Health 46 End notes (1) In March 2021, the Company issued notice for the redemption of $100 million of its 5.125% Senior Notes due 2023. The redemption was completed in April 2021 at 100% of par using cash on hand and drawings under the Company’s revolving credit facility. As a result of the transaction, the Company expects to record a $0.6 million loss on early extinguishment of debt in the second quarter of 2021. (2) As a result of an amendment to the joint venture agreement related to our home health location in Treasure Coast, Florida, the accounting for this agency changed from the equity method of accounting to a consolidated entity effective January 1, 2020. We accounted for this change in control as a business combination and consolidated this entity using the acquisition method. As a result of our consolidation of this agency and the remeasurement of our previously held equity interest at fair value, we recorded a $2.2 million gain as part of other income in the first quarter of 2020. (3) As previously disclosed, from 2013 to 2019, the Company cooperated with an investigation of alleged improper or fraudulent Medicare and Medicaid claims. The investigation, under the direction of DOJ, produced no evidence of fraud, falsity or wrongdoing. However, based on discussions with DOJ, and having considered the burdens and distractions associated with continuing the investigation and the likely costs of future litigation, the Company estimated a settlement value of $48 million and accrued a loss contingency in that amount in the fourth quarter of 2018. Following further discussions, the Company entered into an agreement effective as of June 21, 2019 to settle all claims related to the DOJ investigation, together with related qui tam or “whistleblower” lawsuits, for cash payments totaling $48 million. (4) In connection with the 2014 acquisition of Encompass Home Health and Hospice, the Company granted stock appreciation rights (“SARs”) based on the fair value of the common stock of Home Health Holdings to certain members of that management team. Half of the SARs vested on Jan. 1, 2019, and the other half vested on Jan. 1, 2020. The fair value of the SARs was determined using the product of Home Health Holdings’ EBITDA for the trailing 12-month period and a median market price multiple based on a basket of public home health companies and recent transactions, less the current balance of any intracompany note to the parent. In Q1 2019 and Q3 2019, holders exercised vested SARs for cash proceeds of approximately $13 million and approximately $55 million, respectively. In Q1 2020, holders exercised the remaining SARs for cash proceeds of approximately $101 million. (5) The Company is providing adjusted earnings per share from continuing operations attributable to Encompass Health (“adjusted earnings per share”), which is a non- GAAP measure. The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods given that it excludes the impact of government, class action, and related settlements, professional fees - accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging and equity instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments, settlements of income tax claims and windfall tax benefits), items related to corporate and facility restructurings, and certain other items deemed to be non-indicative of ongoing operating performance. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company's ongoing operating performance. Accordingly, they can complicate comparisons of the Company's results of operations across periods and comparisons of the Company's results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under generally accepted accounting principles in the United States as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.* (6) Definition of adjusted free cash flow, which is a non-GAAP measure, is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and certain other items deemed to be non-indicative of ongoing operating performance. Common stock dividends are not included in the calculation of adjusted free cash flow. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. (7) Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future the Company may incur expenses similar to the adjustments set forth. (8) On Oct. 28, 2013, the Company announced its board of directors authorized the repurchase of up to $200 million of its common stock. On Feb. 14, 2014, the Company's board approved an increase in this common stock repurchase authorization from $200 million to $250 million. As of June 30, 2018, the remaining repurchase authorization was approximately $58 million. On July 24, 2018, the Company's board approved resetting the aggregate common stock repurchase authorization to $250 million. As of March. 31, 2021, the remaining repurchase authorization was approximately $198 million. * Reconciliations to GAAP provided on pages 39-45.

Encompass Health 47 End notes, continued (9) As a result of negotiations with our partner to amend the joint venture agreement related to Yuma Rehabilitation Hospital, the accounting for this hospital changed from the equity method of accounting to a consolidated entity effective July 1, 2019. We accounted for this change in control as a business combination and consolidated this entity using the acquisition method. As a result of our consolidation of this hospital and the remeasurement of our previously held equity interest at fair value, we recorded a $19.2 million gain as part of other income in the third quarter of 2019. (10) Data provided by Uniform Data System for Medical Rehabilitation, a division of UB Foundation Activities, Inc., a data gathering and analysis organization for the rehabilitation industry; represents ~80% of industry, including Encompass Health inpatient rehabilitation sites (11) Represents discharges from 138 consolidated hospitals in Q1 2021; 137 consolidated hospitals in Q4 2020; 136 consolidated hospitals in Q3 and Q2 2020; and 134 consolidated hospitals in Q1 2020. (12) Full-time equivalents included in the table represent Encompass Health employees who participate in or support the operations of our hospitals and include an estimate of full-time equivalents related to contract labor. (13) Employees per occupied bed, or “EPOB,” is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. (14) Represents home health admissions from 240 consolidated locations in Q1 2021 and Q4 2020; 241 consolidated locations in Q3 2020; 244 consolidated locations in Q2 and Q1 2020. (15) Represents hospice admissions from 82 locations in Q1 2021 and Q4 2020; 83 locations in Q3, Q2 and Q1 2020. (16) In October 2020, the Company issued $400 million of 4.625% Senior Notes due 2031. The proceeds plus approximately $300 million of cash on hand were used to fully redeem $700 million of 5.75% Senior Notes due 2024 at par on November 1, 2020. As a result of this redemption, the Company recorded an approximate $2 million loss on early extinguishment of debt in the fourth quarter of 2020.